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                                                                  EXHIBIT 10.142

                        FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT IS dated as of December 31, 2000 and made by and between AHC BORROWER I, INC., a Delaware corporation ("Borrower"), the financial institutions who are or hereafter become parties to the Loan Agreement, as amended hereby ("Lenders") and HELLER HEALTHCARE FINANCE, INC., a Delaware corporation, as the "Agent" and a Lender.

                                    RECITALS

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Loan Agreement dated August 28, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

         WHEREAS, Borrower, Lenders and the Agent desire to amend the Loan Agreement upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given thereto in the Loan Agreement. For purposes of Section 6.3, the following terms shall have the meanings given below:

         "Annual Operating Budget" means an annual budget of the operations of the Properties (broken down on a month-by-month basis and a Property-by-Property basis) prepared and submitted by Borrower to Lender within 5 days after the occurrence of a Cash Management Event, and annually thereafter during the continuance of a Cash Management Event.

         "Cash Management Event" shall mean any one or more of the following:
(i) failure to make any payment under the Notes or any other Loan Document on the date due or (ii) the occurrence of an Event of Default.

         "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account relating to the payment of principal and interest under the Notes.

         "Eligible Account" means an interest bearing account maintained with a federal or state chartered federally insured depository institution or trust company whose long term unsecured debt obligations are rated at least AA- by two or more nationally recognized statistical rating organization.



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         "Operating Expense Monthly Installment" means, with respect to a given month, the amount shown on the Annual Operating Budget for such month.

         "Operating Expense Sub-Account" means the Sub-Account of the Cash Collateral Account relating to the payment of Operating Expenses.

         "Property Tax Cost" means, with respect to each Property, the real property taxes, assessments and impositions applicable to such Property.

         "Property Tax Cost Monthly Installment" means, with respect to all of the Properties, Agent's reasonable and good faith estimate of one-twelfth (1/12) of the sum of the annual amounts of all Property Tax Cost.

         "Property Tax Cost Sub-Account" means the Sub-Account of the Cash Collateral Account relating to the payment of Property Tax Cost.

         Section 2. Cash Management. The Loan Agreement is hereby amended by deleting Section 6.3 thereof and by substituting therefor the following:

                6.3.  CASH MANAGEMENT.

                      (a) Collection Account. For so long as any obligations of Borrower to Lender remain outstanding under the Loan Agreement, Borrower agrees as follows:

                           (i)  Borrower shall open and maintain a lockbox
account (the "Collection Account") with Firstar Bank, National Association (the "Collection Account Bank").

                          (ii)  The Collection Account shall be opened and
maintained in the name of Agent, as mortgagee of Borrower. Upon Agent's notification to the Collection Account Bank that a Cash Management Event has occurred, Borrower, each Joint Venture and Alterra, as manager, shall have no right of withdrawal from the Collection Account. Borrower shall cause (A) the Joint Ventures to deposit all lease payments under the JV Leases directly into the Collection Account and shall cause all relevant checks to be payable to the name of the Collection Account and (B) Alterra, as manager, to cause all payments from residents of the Properties to be deposited directly into the Collection Account and to cause all relevant checks to be made payable to the name of the Collection Account. Without in any way limiting Borrower's obligations pursuant to the preceding sentence, Borrower shall deposit directly into the Collection Account all rents, monies or other items of gross revenue received by Borrower in violation or contravention of the preceding sentence within five Business Days after receipt thereof. On a daily basis, prior to Agent's notification to the Collection Account Bank that a Cash Management Event has occurred, the Collection Account Bank shall transfer funds in the Collection Account at the end of such day on the instruction of and as designated by Borrower.


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                          (iii) Borrower may designate a new financial
institution to serve as the Collection Account Bank if approved by Agent in Agent's reasonable discretion. If the Collection Account Bank resigns pursuant to the terms of the Collection Account Agreement, Borrower shall replace such Collection Account Bank with a bank and documentation acceptable to Agent prior to the date that such resignation becomes effective.

                  (b) Payments. Prior to the occurrence of a Cash Management Event, Borrower shall make all payments due under this Agreement and any other Loan Document from an account of Borrower. After the occurrence of a Cash Management Event, pursuant to the Collection Account Agreement among the Collection Account Bank, Borrower and Agent (the "Collection Account Agreement"), the Collection Account Bank will be authorized and directed to (a) transfer on a daily basis all funds deposited in the Collection Account to Agent or Agent's designee to be held in an Eligible Account established by Agent or Agent's designee (the "Cash Collateral Account"), as directed by Agent, and (b) take directions only from Agent (and not from Borrower) as to the withdrawal and disbursement of funds in the Cash Collateral Account and and funds in the Collection Account. Notwithstanding the foregoing, in the event funds in the Collection Account are being transferred to the Cash Collateral Account on the date which is 6 months after the cure of the event which triggered the Cash Management Event and provided no Cash Management Event exists on such date, as determined by Agent in its sole discretion, at Agent's direction, such funds shall no longer be transferred to the Cash Collateral Account and shall be transferred in accordance with the last sentence of subsection (a)(ii) above until a Cash Management Event again occurs, in which event the funds in the Collection Account shall be transferred to the Cash Collateral Account. The Cash Collateral Account shall be under the sole dominion and control of Agent. Borrower, each Joint Venture, and Alterra, as manager, shall have no right of withdrawal from the Cash Collateral Account.

                  (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain a Property Tax Cost Sub-Account, a Debt Service Payment Sub-Account and an Operating Expense Sub-Account, each of which Sub-Accounts (i) may be ledger or book entry accounts and need not be actual accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") and (ii) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Loan Agreement.

                  (d) Interest on Accounts. All interest paid or other earnings on the funds in the Cash Collateral Account shall be income of Borrower and shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

                  (e) Payment of Property Tax Costs, Debt Service and Operating Expenses.

                          (i)   Payment of Property Tax Cost.


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                           a. At least five (5) Business Days prior to the Due
Date of any Property Tax Cost payment, Borrower shall notify Agent in writing and request that Agent make such Property Tax Cost payment on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Agent with copies of bills and other documentation as may be reasonably required by Agent to establish that such Property Tax Cost payment is then due. Agent shall be entitled to conclusively rely on all bills or other documentation received from Borrower, in each case without independent investigation or verification. Agent shall make such payments out of the Property Tax Cost Sub-Account before the same shall be delinquent to the extent that there are funds available in the Property Tax Cost Sub-Account and Agent has received appropriate documentation to establish the amounts due and the due dates as and when provided above.

                           b. Except to the extent that Agent is obligated to
pay Property Tax Cost from the Property Tax Cost Sub-Account pursuant to the terms of this section, Borrower shall pay all Property Tax Cost with respect to itself and the Properties in accordance with the provisions of the Mortgages.

                  (ii) Payment of Debt Service. On the first Business Day of each month during the term of the Loan, Agent shall transfer to Lenders from the Debt Service Payment Sub-Account the amount of principal and interest then due pursuant to the Notes. Borrower shall be deemed to have made timely payment regardless of the time Agent makes such transfer as long as sufficient funds are on deposit in the Debt Service Payment Sub-Account at 12:00 noon, New York City time on the first Business Day of the applicable month.

                  (iii) Payment of Operating Expenses. Not more frequently than once each month and provided that Lenders have not accelerated the Indebtedness due to the occurrence of an Event of Default, Agent shall direct the Cash Collateral Account Bank to, within five (5) Business Days after Agent's receipt of an Operating Expense Certificate from Borrower (such Operating Expense Certificate to be delivered by Borrower not more frequently than once each month) transfer funds to Borrower or its designee from the Operating Expense Sub-Account, to the extent that there are funds available therein, in an amount not to exceed the amount stated in the Operating Expense Certificate up to the Operating Expense Monthly Installment. Together with each such Operating Expense Certificate, Borrower shall furnish Agent with an Officer's Certificate stating that all operating expenses from previous periods have been paid in full and that all amounts shown on the Operating Expense Certificate are then due or have been paid.

                  (iv) Extra Funds for Operating Expenses. Not more frequently than once each month and provided that Lenders have not accelerated the Indebtedness due to the occurrence of an Event of Default, if in a given month Borrower requires amounts in excess of the Operating Expense Monthly Installment (such excess amounts, "Extra Funds"), Borrower may deliver a written request to Agent for a disbursement of Extra Funds stating the amount of Extra Funds and the purpose for such



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amount, together with copies of bills and other documentation as may be required by Agent to establish that such additional operating expenses are reasonable and that such amounts are then due or expected to come due in that month. Agent shall approve or disapprove such request within ten (10) Business Days after Agent's receipt of such request and, if approved, Agent shall release the Extra Funds to Borrower or its designee within ten (10) Business Days after Agent's approval.

                  (f) Monthly Funding of Sub-Accounts. During each month of the term of the Loan, Agent shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

                           (i)   first, to the Property Tax Cost Sub-Account,
until an amount equal to the Property Tax Cost Monthly Installment for the current month has been allocated to the Property Tax Cost Sub-Account;

                           (ii)  second, to the Debt Service Payment
Sub-Account, until an amount equal to the payments due on the Notes on the first Business Day of the next succeeding month has been allocated to the Debt Service Payment Sub-Account;

                           (iii) third, to the Operating Expense Sub-Account,
until an amount equal to the Operating Expense Monthly Installment for the current month has been allocated to the Operating Expense Sub-Account; and

                           (iv)  fourth, provided that (i) no Event of Default
has occurred and is continuing and (ii) Agent has received all financial information described in Section 5.3 for the most current periods for which the same are due, Lenders agree that in each month any amounts deposited into or remaining in the Cash Collateral Account after (A) the minimum amounts set forth in clauses (i), (ii) and (iii) have been satisfied with respect to the current month and any periods prior thereto and (B) the funding of additional reserves at levels determined by Borrower to be prudent for working capital and other Borrower costs, which level shall be satisfactory to Agent in Agent's reasonable discretion, shall be disbursed by Agent to such account as Borrower may request in writing. Agent and Lenders shall not be responsible for monitoring Borrower's use of any funds disbursed from the Cash Collateral Account or any of the Sub-Accounts.

                           (v)   if an Event of Default has occurred and is
continuing or if on the date due the balance in any Sub-Account is insufficient to make the required payment due from such Sub-Account, Agent may, in its sole discretion, in addition to any other rights and remedies available hereunder, withdraw funds from any other Sub-Account to pay such deficiency. If Lender elects to apply funds of any such Sub-Account to pay amounts due under the Notes, Borrower shall, upon demand, repay to Lenders the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amount within three (3) Business Days after notice of such withdrawal, an Event of Default shall exist hereunder.


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                           (g)   Notwithstanding the application of funds from
the Cash Collateral Account as herein provided, for purposes of determining whether a Property Default has occurred under any Attornment, Subordination and Non-Disturbance Agreement among Agent, Borrower and a Joint Venture, any deposits to the Cash Collateral Account constituting Net Cash Flow from the Project leased to such Joint Venture shall be treated as lease payments under the applicable JV Lease.

         Section 3.        Counterparts; Effectiveness.

         This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one in the same agreement. This Amendment shall become effective upon the execution of a copy hereof, whether by the same or different copies, by the parties hereto.

         Section 4.        Governing Law.

         This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Illinois.

         Section 5.        Ratification and Reaffirmation.

         Guarantor's obligations under the Guaranty are hereby reaffirmed and ratified and shall continue in full force and effect not withstanding the execution and delivery of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 AHC BORROWER I, INC.,
                                 a Delaware corporation, as Borrower


                                 By: /s/ Kristin A. Ferge
                                    --------------------------------------------
                                          Kristin A. Ferge
                                          Vice President

                                 HELLER HEALTHCARE FINANCE, INC.
                                 a Delaware corporation, as Agent and a Lender


                                 By: /s/ Brett Robinson
                                    --------------------------------------------
                                          Brett Robinson
                                          Vice President


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                                 ALTERRA HEALTHCARE CORPORATION,
                                 a Delaware corporation, as Guarantor


                                 By: /s/ Kristin A. Ferge
                                    --------------------------------------------
                                          Kristin A. Ferge
                                          Vice President








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